SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                          DECEMBER 18, 1996
         Date of Report (date of earliest event reported)



              ULTRA SHIELD PRODUCTS INTERNATIONAL, INC.
       (Exact Name Registrant as Specified in its Charter)


     Delaware            33-31566                 77-0219055
(State or Other         (Commission         (IRS Employer Iden-
Jurisdiction of         File Number)        tification Number)
Incorporation)

                   10096  6th Street, Units M-P
                Rancho Cucamonga, California  91730
             (Address of Principal Executive Offices)


                         (909) 466-0081
                 (Registrant's Telephone Number,
                       Including Area Code)


                               N/A
                  Former Name or Former Address
                   If Changed Since Last Report


This Report consists of 3 pages.  Exhibits are indexed on page N/A.


Item 4. Change in Registrant's Certifying Accountant.

    On December 18, 1996, the Registrant engaged Singer, Lewak, Greenbaum & Goldstein, LLP, of Los Angeles, as its new independent accounting firm.

Item 5. Other Events.

    On December 20, 1996, the Registrant entered into a settlement agreement with Robert Tierney, the Registrant's former President, in the Registrant's legal action against Mr. Tierney. Pursuant to the terms of the settlement agreement, the Registrant paid Mr. Tierney $50,000 and Mr. Tierney returned to the Registrant's treasury a total of 761,642 shares of the Registrant's common stock.


                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 1996    ULTRA SHIELD PRODUCTS
                             INTERNATIONAL, INC.



                             By /s/ J.W. Rutherford
                               J.W. Rutherford, President